Exhibit 23.1

                        Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 of Cyclo3pss Corporation of our report dated April 21, 1995 appearing on page 16 of the 1995 Annual Report to Shareholders of Cyclo3pss Corporation, which his incorporated by reference in Cyclo3pss Corporation's Annual Report on Form 10-KSB for the year ending February 28, 1995.



DATED August 16, 1996                    By: /s/ Price Waterhouse, LLP
                                             -------------------------
                                             Price Waterhouse, LLP
                                             Salt Lake City, Utah


                                                        Exhibit 23.2

                         Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Consulting Agreement with John Sloan and in the related Prospectus offering 300,000 shares of Common Stock dated on or about August 15, 1996, of our report dated April 15, 1996, with respect to the consolidated financial statements of Cyclo3pss Corporation included in its Annual Report (Form 10-KSB) for the year ended February 29, 1996, filed with the Securities and Exchange Commission.



DATE: August 14, 1996                    By: /s/ Ernst & Young, LLP
                                             ------------------------
                                             Ernst & Young
                                             Salt Lake City, UT